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                                                                     EXHIBIT 4.2

                            FINANCIAL TRUST CONTRACT

THIS FINANCIAL TRUST CONTRACT IS ENTERED INTO BY AND BETWEEN:

(I). BANCO GALICIA Y BUENOS AIRES S.A., domiciled at Teniente General Juan Domingo Peron 407, Ciudad Autonoma de Buenos Aires, Capital City of the Republic of Argentina, represented hereby by the undersigned (hereinafter, jointly with its successors and/or assigns, "BANCO GALICIA" or, indistinctly, the "SETTLOR");

(II). BANCO PROVINCIA DE BUENOS AIRES, domiciled at San Martin 137, Ciudad Autonoma de Buenos Aires, Capital City of the Republic of Argentina, represented hereby by the undersigned (hereinafter, jointly with its successors and/or assigns, "BAPRO"); and

(III). BAPRO MANDATOS Y NEGOCIOS S.A., domiciled at calle Carlos Pellegrini 91, Piso 7, Ciudad Autonoma de Buenos Aires, Capital City of the Republic of Argentina, represented hereby by the undersigned (hereinafter, jointly with its successors and/or assigns, the "TRUSTEE" and, jointly with the Settlor and BAPRO, the "PARTIES").

RECITALS:

A). Whereas Banco de Galicia and BAPRO have executed a commitment regarding a firm underwriting of participating certificates to be issued by a private financial trust (the "UNDERWRITING COMMITMENT") whereby BAPRO confirmed its participation, subject to fulfillment of certain conditions precedent, as investor and subscriber of Senior Participating Certificates, to be issued by a financial trust to be constituted by Banco de Galicia.

B). Whereas according to the provisions of the Underwriting Commitments, and in order to secure actual payment of the Participating Senior Certificates subscription price by BAPRO, on April 3, 2002, BAPRO, Banco de Galicia and BBVA Banco Frances S.A., as Trustee (the "INITIAL TRUSTEE"), executed a trust contract as security ("INITIAL TRUST") whereby BAPRO transferred as security the trust ownership of the amounts corresponding to the subscription price of the Senior Participating Certificates to be subscribed by BAPRO to the Initial Trustee, for the Initial Trustee, should the above mentioned conditions be met under the Initial Trust, to allot said funds to payment of the subscription price above mentioned, or otherwise return said funds to BAPRO.

C). Whereas the Settlor has decided to transfer the Trust Property to the Trustee, for the benefit of the Holders --as herein defined-- to constitute this private financial trust (the "FINANCIAL TRUST"), subject to the condition that the Initial Trustee, in accordance with the provisions of the Initial Trust,

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       transfer to the Settlor, by order and for account of the Trustee, the
       Price of the Senior Participating Certificates by May 6, 2002.

D). Whereas in virtue of the provisions set forth in C) above, BAPRO has decided to subscribe the Senior Participating Certificates for the amounts and under the conditions provided herein.

E). Whereas with the purview of constituting said Financial Trust, and exercising the above-mentioned rights, the Settlor has decided to execute this contract with the Trustee and BAPRO.

NOW, WHEREFORE, THE PARTIES HERETO EXECUTE THIS CONTRACT, SUBJECT TO THE FOLLOWING TERMS AND CONDITIONS:

                                   SECTION ONE
                         DEFINITIONS AND INTERPRETATION

(a) For all purposes of this Financial Trust Contract, capitalized terms herein, unless they be proper nouns or start a sentence, shall have the following meanings (or the meanings assigned to them in the relevant text):

Registrar and Paying Agent: It shall refer to the Trustee acting as a registrar of the Securities and as the party in charge of making any payment under the Securities, including Dividends and Distributions, in accordance with the provisions of Sections Five, Eight, and Nine hereof.

Governmental Authority: It shall refer to any official authority, either administrative or judicial, of the National, provincial, or municipal governments of Argentina (including, but not limited to, the BCRA and the National Securities Commission) or abroad.

BCRA: It shall stand for the Argentine Central Bank.

Trust Property: It shall mean the Secured Loans and the proceeds from collections thereunder as well as proceeds from investment and plow back of amounts collected thereunder, including sums credited to any of the Trust Accounts as specified in this Financial Trust Contract.

Senior Participating Certificates: They shall refer to Participating Certificates of eighty one million pesos ($ 81,000,000.00) of face value, whose terms and conditions have been established herein, and to be issued in conformity with Act 24,441, Section 19.

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Subordinated Participating Certificates: They shall refer to the Participating
Certificates of twenty seven million pesos ($ 27,000,000.00) of face value, whose terms and conditions have been provided herein, and to be issued in conformity with Act 24,441, Section 19.

Reference Stability Ratio: It shall refer to the ratio established by the Executive Order issued by the National Executive Power No.214/02, applicable to Secured Loans as provided by the Executive Order issued by the National Executive Power No.471/02.

Contract or Trust Contract: It shall refer to this financial trust contract.

Secured Loan Contract: It shall refer to the contract, including amendments and/or future restatements thereof, implementing the Secured Loans, as published through Resolution No. 767/01 from the National Ministry of Economy.

Settlor's Account: It shall refer to the account number 0007 in the name of Banco de Galicia at the BCRA.

Expenses Account: It shall have the meaning specified in Section Ten (b) hereof.

Reserve Fund Account: It shall have the meaning specified in Section Ten (c) hereof.

Collecting Trust Account: It shall have the meaning specified in Section Ten (a) hereof.

Trust Accounts: They shall refer, jointly, to the Collecting Trust Account, the Expenses Account, the Reserve Fund Account and any other account of trust nature that in the future may be opened in the name of Financial Trust for the purposes hereof.

Business Day: Any day when financial institutions are open to the customers in the Republic of Argentina regarding transactions to be conducted in such financial marketplace. In the event that any term fixed hereunder ends on a date that is not a Business Day, such term shall be interpreted as ending on the following Business Day.

Distributions under the Senior Participating Certificates: It shall have the meaning specified in Section Nine (a).

Distributions under the Subordinated Participating Certificates: It shall have the meaning specified in Section Nine (b).

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Event of Advance Settlement: It shall mean that the Settlor, as determined in writing through notice to the Trustee by the Holders representing a Majority
Interest: (A) fails to comply with any of its obligations of: (i) redeeming all the Senior Participating Certificates in accordance with Section Fourteen, (ii) making or refunding payment of Financial Trust Expenses as provided in Section Seventeen; and (B), given the above-mentioned assumption, the Settlor does not cure said noncompliance within thirty (30) calendar days therefrom.

Equivalence Date: It shall refer to the date in which the grand total actually received by the Senior Participating Certificates' Holders for Distributions under the Senior Participating Certificates plus the amount resulting from applying the Reference Stability Ratio or Substitute Index, from each Distribution Payment Date to said date, to each amount paid to Senior Holders for Distributions under the Senior Participating Certificates, equals seventy five percent (75%) of the Original Principal Balance of the Trust Property adjusted by the Reference Stability Ratio or Substitute Index from the date of execution hereof to said date, which shall be confirmed by the Trustee and audited and controlled by the Auditors.

Signature date: It shall refer to the date of execution of this Contract.

Interest Payment Date under the Secured Loans: It shall refer to each of the dates in which the National State has bound itself to pay the accrued interest on the Secured Loans, i.e., under its original terms and conditions, each 19th day of each calendar month as from April 19, 2002 (should that be not practicable, the following Business Day). The Parties agree that if the National State were to change said dates, the new Interest Payment Date under the Secured Loans shall be considered to be that or those dates so stipulated by the National State.

Dates of Services Payment: These dates shall be, jointly or severally, the Dates of Payment of Distributions under the Senior Participating Certificates, the Dates of Payment of Distributions under the Subordinated Participating Certificates, and the Dates of Payment of Dividends, as defined in Sections Eight and Nine.

Securities Issuance Date: It shall be the date when the Trustee may determine that the Trust Transfer Condition has been met, and therefore that the Securities are to be considered as issued securities.

Reserve Fund: It shall refer to the reserve fund for Expenses and Taxes related to the Constitution of the Financial Trust, to be paid as provided in Section Six (d).

Financial Trust Expenses: It shall mean, in the following order of preference:
(a) the Taxes on the Trust in the present and/or in the future; (b) the compensation of the Trustee plus any applicable value added tax

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("VAT"); (c) reasonable legal and Auditors fees and expenses, plus any applicable VAT; and (d) expenses, taxes and bank and financial brokerage fees related to the opening, maintenance and use of the Trust Accounts, plus any applicable VAT, and those arising from the performance of the obligations of the Trustee in relation to the Trust Property and the Securities, whether as Trustee or as Registrar and Paying Agent.

 Expenses and Taxes related to the Constitution of the Financial Trust: They are the expenses and taxes necessary to constitute and execute transfer of the Trust Property, including but not limited to the following: (i) Financial Trust accounts opening expenses; (ii) Trustee's legal fees and expenses, notary public costs, taxes and other expenses connected with the recording, due registration and entry with the Caja de Valores S.A. and the National Ministry of Economy's Public Credit National Office of the transfer of the Secured Loans to the Trustee.

Financial Trust Taxes: It shall mean the income tax, turnover tax, gross income tax, sales tax, ad valorem use tax, transfer tax, value added tax (including, but not limited to, VAT), tax on credits and debits in banking current accounts-and/or any other tax, charge, assessment, duty or other contributions levied on the Trust Property or income derived from the proceeds of the Trust Property or the issuance of Participating Certificates, payment of Dividends or Distributions thereunder or the constitution of the Financial Trust established by the Republic of Argentina or any political subdivision or Governmental Authority with taxing powers in accordance with any and all tax laws and regulations in effect during the term of the Financial Trust.

Substitute Indexes: They are the indexes or formulas that, as provided for by the Governmental Authority, may in the future substitute the Reference Stability Ratio or apply to the Secured Loans for the purpose of maintaining the value thereof; said indexes and formulas shall always be applicable hereto under the terms and conditions set forth by the applicable rules for the Secured Loans.

Majority Interest: It shall mean the Holders of Senior Participating Certificates representing more than fifty per cent (50%) of the original face value of outstanding Senior Participating Certificates.

Dividend Period: It is the time period starting on each Interest Payment Date under the Secured Loans and ending on the following Interest Payment Date under the Secured Loans, being the first one of them an irregular period, as it starts on the Securities Issuance Date and ends on the first Interest Payment Date under the Secured Loans.

Irrevocable Power of Attorney: It is the irrevocable power of attorney granted by the Settlor to the Trustee under Section Four (g) hereof, to carry out on behalf of the Settlor, if necessary, any and all actions required

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to execute the trust assignment of the Secured Loans and the recording of said transfer in the Caja de Valores S.A. and the National Ministry of Economy's Public Credit National Office.

Senior Participating Certificates Price: It means the sum of Eighty One Million Pesos ($81,000,000.00).

Secured Loans: it is the secured loan signed on December 7, 2001 by the National State in accordance with the provisions of Executive Order No. 1387/01, National Ministry of Economy Resolution No. 767/01 and related provisions, for the swap of certain government debt instruments of the Republic of Argentina called "Bonos Globales 2008", currently owned by the Settlor. The Secured Loans were originally issued in US Dollars at a seven per cent (7%) annual nominal interest rate, whose terms and conditions have been unilaterally changed by the National State through National Executive Order No. 471/02; therefore, the Parties wish to include in this definition any securities or loans or any type of national public debt denomination or instrument for which the Secured Loans making up the Trust Property could be exchanged or swapped, with or without the future consent of the Trustee, the Settlor or the Holders, as provided for hereunder.

Original Principal Balance of the Trust Property: It means the sum of One Hundred and Eight Million Pesos ($108,000,000.00), which sum in Pesos results from the restatement provided for by the National State through National Executive Order No. 471/02, whereby the original amount of Seventy Two Million Eight Hundred and Fifty-three Thousand One Hundred and Five US Dollars (U$S 72,853,105.00) of the Secured Loans was restated into pesos, through the application of an exchange rate of $1.40 to the US Dollar, and adjusted by the Reference Stability Ratio as of March 31, 2002.

Holders: Senior Participating Certificates' Holders and Subordinated Participating Certificates' Holders.

Senior Participating Certificates' Holders: BAPRO or those who in the future may own the Senior Participating Certificates as it may result from the Participating Certificates Record.

Subordinated Participating Certificates' Holders: Banco del Galicia or those who in the future may own the Subordinated Participating Certificates as it may result from the Participating Certificates Record.

Securities: Jointly, the Senior Participating Certificates and the Subordinated Participating Certificates.

(b) In this Contract, unless the context requires otherwise:

     (i) Defined terms shall comprise both the singular and plural number.

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     (ii) The headings used in this Contract are for reference only and shall in no way affect the interpretation and scope of the respective provisions hereof, nor the rights and obligations of the parties arising therefrom.

     (iii) A reference in this Contract to sections, paragraphs and/or exhibits without any other clarification shall be understood as a reference to the sections and paragraphs hereof and/or the exhibits hereto.

     (iv) Financial terms, calculations and commitments contained or used herein shall be construed according to the generally accepted accounting principles in the Republic of Argentina.

     (v) In all computations of terms, the term "from" shall mean "from and including" and the term "to" or "up to" shall mean "up to but including".

                                   SECTION TWO
                       CONSTITUTION OF THE FINANCIAL TRUST

The Settlor and the Trustee hereby establish the terms of the Financial Trust Contract for the issuance of Senior Participating Certificates and Subordinated Participating Certificates, made with respect to the Trust Property, thus constituting this Financial Trust.

                                  SECTION THREE
                   TRUST ASSIGNMENT. TRUST TRANSFER CONDITION.

(a) The Settlor hereby transfers to the Trustee, within the terms and scope of Act No. 24441, Chapter I, and sections 1434 and related Civil Code sections, and the Trustee accepts, trust ownership of the Trust Property, for the benefit of the Holders, thus being Trustee placed, in representation of the Financial Trust, in their same place and preference under the Secured Loans making up the Trust Property.

(b) The parties hereto agree to submit the trust transfer stipulated in Section Three (a) and the effectiveness of this Contract to the condition that, by May 6, 2002: the Initial Trustee transfers, after deducting the amounts that may correspond hereunder, the Price of the Senior Participating Certificates to Settlor according to the conditions herein agreed upon (the "TRUST TRANSFER CONDITION"). Should such a Trust Transfer Condition not happen, i.e. should the Initial Trustee fail to pay the Price of the Senior Participating Certificates to the Settlor according to the agreed-upon conditions, it is established that:
(i) trust transfer under this Section and under the Contract shall immediately become of no effect, no additional act therefor from the parties hereto being required; (ii) issuance of the Securities shall be of no effect as a matter of law; and (iii) the Trustee shall immediately restore to the Settlor the Trust Property, and the Trustee shall perform

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all reasonable acts the Banco de Galicia may require to such effect, for which purpose BAPRO and the Holders hereby irrevocably authorize the Trustee to do so.

(c) Payment of the Trust Property transfer price is established as the amount equivalent to the total face value of the Securities, net of withholdings to be made by the Trustee related to any fees, commissions, expenses and taxes that may be payable hereunder and for the creation of the Reserve Fund (the "TRUST PROPERTY PRICE").

(d) If after the Trust Property assignment, the Settlor receives any payment or payment instrument in connection with the Trust Property hereunder, the Settlor shall receive them as agent of the Trustee and commits to promptly deliver any such amounts or payment instruments to the Trustee, duly endorsed as the case may be.

                                  SECTION FOUR
                        REGISTRATION OF THE SECURED LOANS

(a) Prior to the payment of the Trust Property Price, the Settlor agrees to give notice to Caja de Valores S.A. and the Public Credit National Office of the Ministry of Economy in an act witnessed by a Notary Public by means of the sample instrument attached as Exhibit F to the Secured Loan Agreement, of: (i) the assignment of the Secured Loan in favor of the trust created hereunder to the Secured Loan registration account that the Trustee may duly indicate, (ii) and the existence of this Contract.

(b) Should the Settlor fail to serve due notice (hereinafter, the "REGISTRATION COMMITMENT") or were said commitment not to be duly performed, notwithstanding the responsibilities arising therefrom, except when said breach of the Registration Commitment were beyond its possibilities, under the Irrevocable Power of Attorney, the Trustee is hereby expressly empowered to, on his own or by means of its agents or attorneys, perform any necessary act whatsoever in the name and on behalf of the Settlor to carry out the tasks mentioned in the Registration Commitment as well as any other necessary act to execute the trust assignment of the Secured Loans and to communicate that the same are transferred for the benefit of the Trustee. The Trustee shall only be liable to do any act or thing that may be necessary or desirable to comply with the Registration Commitment and execute the trust assignment of the Secured Loans pursuant to the provisions hereunder; the Trustee does not warrant that the Registration Commitment may be fully complied with or the assignment may be fully executed.

(c) The Settlor does hereby expressly, firmly and unconditionally agree to cooperate with the Trustee fully and in good faith so that the latter may, if necessary, duly perform and execute the trust assignment of the Secured Loans, and to cause any Settlor-related entity whose cooperation were necessary to perform and execute said

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assignment to fully cooperate with the Trustee, by doing any act, deed, action or thing that the Trustee may deem reasonably fit so that the Trustee may faithfully carry out the powers granted in the Irrevocable Power of Attorney. To the fullest extent permitted by the applicable law, the Settlor does hereby waive any right to object to and/or claim and/or bring any defenses and/or preliminary injunctions and/or otherwise try or expect to prevent, impair, curtail, affect, hinder, ignore and/or delay the exercise of the powers granted to the Trustee by the Irrevocable Power of Attorney provided that said powers are exercised pursuant to the provisions hereof, as well as waive any right to claim any damage or harm entirely arising from the compliance with said power, except when the Trustee would have acted beyond its powers or with gross negligence or willful misconduct, pursuant to a judgment given by a court of competent jurisdiction.

(d) The Settlor does hereby grant the Trustee an irrevocable special power within the provisions set forth in Articles 1879, 1977 and related articles of the Civil Code so that the Trustee may, in the name and representation of the Settlor, fully and discretionally: (i) do all the necessary acts and deeds to comply with the Registration Commitment and execute the trust assignment of the Secured Loans in favor of the Trustee for the benefit of the Holders; (ii) as applicable, serve notice on the Caja de Valores S.A. and the Public Credit National Office of the Ministry of Economy in an act witnessed by a Notary Public by means of a public deed or any other effective means to execute the Registration Commitment and execute the trust assignment of the Secured Loans against third parties, and carry out all the acts and deeds that may be necessary or desirable to the effect of said notices; and (iii) do any other act, legal deed or proceeding that may be necessary or desirable to record and execute the trust assignment of the Secured Loans and their filing with the pertaining national and provincial Registries, including, without limitation, the execution and signature of any public and/or private instrument and any other master and ancillary documentation that may be necessary and/or desirable for said registration and execution; perform any other act, presentation and deed related to the trust assignment of the Secured Loans as well as carry out any necessary negotiation with third parties to that end. Being the foregoing a merely limited listing, the Settlor does hereby grant an unconditional full Irrevocable Special Power; thus, the Trustee may, subject to the terms and conditions in such Irrevocable Power, carry out, execute, transfer and record any act that may be necessary or desirable for the registration and execution of the trust assignment of the Secured Loans in favor of the Trustee and for the benefit of the Holders.

(e) The Parties hereto represent that, after the execution hereof and to comply with the formal transfer requirements of the Secured Loans, pursuant to the provisions set forth in the Section Thirteen of the Secured Loan Agreement, an assignment agreement is executed in substantially the same form as Exhibit F attached thereto. Furthermore, BAPRO expressly and irrevocably represents that the execution of said assignment agreement does not impair or prevent the Trust Transfer Condition of nor render its application or enforceability invalid; and under no circumstances may the execution thereof be construed as leading to the inapplicability or unenforceability of the Trust Transfer Condition.

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                                  SECTION FIVE
                           RECORDING OF THE SECURITIES

(a) Once the Securities Issuance Date has occurred, the Securities shall be maintained in book-entry. The Senior Participating Certificates shall have a minimum one-thousand-peso ($1,000.00) denomination. The Subordinated Participating Certificates shall have no minimum denomination.

(b) The Trustee shall keep a record of the Securities wherein their ownership, transfers, liens and preliminary injunctions shall be entered (the "SECURITIES RECORD"). The Trustee is hereby initially appointed as Registrar for the purpose of performing the tasks inherent to the Recording of the Securities.

(c) During the term of duration of this Financial Trust, ownership of the Securities shall be exclusively governed by the evidence arising from the Securities Record, being the Security holder of record entitled to all the rights pertaining to the Holders pursuant to this Contract; and no assignment of rights is hereunder required to be made by the Assignor.

                                   SECTION SIX
                      SECURITIES ISSUANCE AND UNDERWRITING

(a) On the Securities Issuance date the Trustee shall issue the Securities under the terms and conditions herein, and record the same pursuant to the specified underwriting conditions.

(b) BAPRO, on the Securities Issuance Date, shall make a firm commitment underwriting of the Senior Participating Certificates by paying the pertaining Senior Participating Certificate Price (equivalent to 100% of the nominal value of the Senior Participating Certificates) with the funds contributed to the Initial Trustee pursuant to the Initial Trust. Once the foregoing conditions therein set forth to such end have been verified the Initial Trustee shall transfer the full funds to the Settlor, net of the withholdings set forth in paragraph (c) of the Section Three, in the name and to the order of the Settlor, to the Settlor's account as payment of the pertaining part of the Trust Property Price.

(c) On the Securities Issuance Date, Banco de Galicia shall make a firm underwriting commitment of the Subordinated Participating Certificates, by clearing its obligation of paying the underwriting price thereof with the Settlor's obligation of paying the Bank its part of the Trust Property Price.

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(d) The Trustee shall order the Initial Trustee to withhold and transfer from the Purchase Price of the Senior Participating Certificates the Peso-denominated amount equivalent to the amount of thirty thousand American Dollars (U$S 30,000.00) -estimated at the average exchange rate in an established public market upon making such withholding- to create the Reserve Fund. Such amount shall be deposited in the Reserve Fund Account and shall be, as applicable, used pursuant to the provisions set forth in Section Seventeen (c).

                                  SECTION SEVEN
                    REPRESENTATIONS AND WARRANTIES BY SETTLOR

The Settlor represents as follows with regard to the Secured Loans as of the Signature Date; the Trustee has relied upon these representations to enter into this Contract:

(a) Incorporation and Good Standing. The Settlor is a corporation duly incorporated in the Republic of Argentina doing business as a commercial bank authorized by the BCRA, which is fully capable of and authorized to carry out its business on a regular basis, enter into these presents and bind itself hereunder.

(b) Sufficient Authorization. The execution hereof, the performance of the obligations and the exercise of the rights of the Settlor hereunder have been duly authorized by the board of directors at the meeting held on April 12, 2002 (Minute No. 54/2002 Minute Book No. 50).

(c) Term of duration. The Secured Loans shall remain in full force and effect; they constitute a valid and binding obligation enforceable against the National State pursuant to the terms and conditions thereunder and have not been settled.

(d) Origin. The Secured Loans were originally acquired (or received under an exchange program pursuant to the provisions set forth in the Executive Order No. 1387/01, Resolution No. 767/01 issued by the Ministry of Economy and related regulations) by the Settlor during the ordinary course of its business in compliance with all the provisions issued by the Governmental Authorities with regard to the origin and maintenance of Secured Loans. In all the cases, the Secured Loans represent foreign-currency-denominated loans converted to pesos under the provisions set forth in the Executive Order No. 471/02.

(e) Transferability. The Trust Property is fully transferable by the Settlor under the terms and within the scope of Title I of Act 24.441 as well as articles 1434 and related articles of the Civil Code.

(f) Perfect Title. The Settlor has not sold, assigned or pledged the Secured Loans in favor of any person, and the Settlor holds a perfect title thereto, free and clear of any lien, pledge, charge, claim or security interest

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and the Settlor was the sole owner thereof fully entitled to transfer the
Secured Loans under a Trust to the Trustee, for the benefit of the Security holders.

(g) Litigation. No execution has been started and no legal or administrative claims are pending with regard to the Secured Loans.

(h) Registration. The trust assignment of the Secured Loans is assignable, recordable and acceptable for registration before the Caja de Valores S.A. (or before any other entity that the applicable rules may set forth).

(i) Documentation. The Settlor is in possession of all the documents evidencing the Secured Loans.

                                  SECTION EIGHT
              DIVIDENDS FROM THE SENIOR PARTICIPATING CERTIFICATES

In every Dividend Period, and provided that the Securities Issuance Date has occurred, the Senior Participating Certificates shall accrue dividends (the "DIVIDENDS FROM THE SENIOR PARTICIPATING CERTIFICATES" or "DIVIDENDS") at an annual nominal rate equivalent to the annual nominal interest rate applicable to the Trust Property during the pertaining Dividend Period over an amount equivalent to the difference between (i) the seventy-five percent (75%) of the Balance of the Original Principal of the Trust Property adjusted by the Reference Stability Ratio or the Substitute Index as from the Securities Issuance Date to the last day of the pertaining Dividend Period (or on the day on which such adjustment should be made, pursuant to the terms and conditions set forth in the Secured Loans); less (ii) the total amount of the Distribution payments of the paid Senior Participating Certificates, adjusted by the Reference Stability Ratio or the Substitute Index as from the date of each payment and until the last day of the pertaining Dividend Period (or on the day on which such adjustment should be made, pursuant to the terms and conditions set forth in the Secured Loans). Dividends shall be payable within two (2) Business Days after the end of each Dividend Period and/or the date on which the Trustee would have received the funds therefor, with regard to the pertaining Dividend Period (each of such dates, a "DIVIDEND PAYMENT DATE"). Dividends shall be calculated on the basis of a year of 360 (three hundred and sixty) days and on the basis of interest periods of 30 (thirty) days, or on the annual basis to be set forth for the calculation of interest under the Secured Loans, provided this is not a three hundred and sixty (360)-day year basis.

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                                  SECTION NINE
                       DISTRIBUTIONS UNDER THE SECURITIES

(a) Provided the Securities Issuance Date has occurred, the Senior Participating Certificates shall have a right to a distribution ("DISTRIBUTION OF THE SENIOR PARTICIPATING CERTIFICATES") equivalent to the whole Distribution Funds of Senior Participating Certificates (as hereinbelow defined) through payments to be made within two (2) Business Days after each Interest Payment Date under the Secured Loans and/or the date on which the Trustee would have received the funds therefor (each, the " DISTRIBUTION PAYMENT DATE OF THE SENIOR PARTICIPATING CERTIFICATES "), on which date a payment equivalent to the whole of the Distribution Funds of Senior Certificate Funds held by the Trustee in that moment shall be made to the Senior Holders, until the Equivalence Date inclusive, upon which they shall be deemed settled. To such end, The Trustee shall verify and advise the holders whether the Equivalence Date has occurred in every Monthly Management Report or at a Holder's request. The occurrence of the Equivalence Date shall be duly advised to each of the Holders and to the Settlor on the Date of Services Payment on which it has occurred.

(b) Once the Senior Participating Certificates have been fully settled pursuant to the foregoing paragraph, the Subordinated Participating Certificates shall be entitled to receive distribution payments ("DISTRIBUTION OF THE SUBORDINATED PARTICIPATION CERTIFICATES"), on an irregular basis in the first distribution, which shall be the balance of the Senior Participating Certificates once their final distribution has been made, and thereafter within two (2) Business Days after each Interest Payment Date under the Secured Loans and/or the date on which the Trustee would have received the funds therefor (each, the "DISTRIBUTION PAYMENT DATE OF THE SUBORDINATED PARTICIPATING CERTIFICATES"), on which date a payment equivalent to the Distribution Funds of Subordinated Participating Certificates shall be made to the Subordinated Holders (pursuant to the definition of this term in Section Eleven).

(c) Upon the settlement of the amounts due under the Senior Participating Certificates, all the Subordinated Holders may claim for a prepayment of the participating certificates by exchanging the same for the existing Trust Property.

                                   SECTION TEN
                                 TRUST ACCOUNTS

(a) The funds arising from the collection of the installments of principal (together with the pertaining adjustments), interest and/or fees pertaining to the Secured Loans that are part of the Trust Property, as well as all the funds arising from the execution thereof, shall be deposited by the Trustee, after each collection, in a trust account opened in BAPRO, which shall be a peso-denominated bank current account owned by the Trustee as the Financial Trust trustee, identified by the number to be duly advised to the Settlor and the Auditors by the Trustee (the "COLLECTING TRUST ACCOUNT").

(b) Furthermore, the Trustee has opened a Peso-denominated bank current account in BAPRO, which is a Peso-denominated bank current account owned by the Trustee as Financial Trust trustee, identified by the number to be duly advised to the Settlor and the Auditors by the Trustee (the "EXPENSES ACCOUNT"). The Expenses Account shall at all times have a minimum balance equivalent to the amount determined by the Auditors that is necessary to cover all the Financial Trust Expenses (excluding Taxes on Financial Trusts) until the following Date of Services Payment ("MINIMUM BALANCE FOR EXPENSES"), which shall be formed pursuant to the provisions set forth in the Section Seventeen, Subsection (a).

(c) The Trustee has opened a Peso-denominated bank current account in BAPRO, which is a Peso-denominated bank current account owned by the Trustee as Financial Trust trustee, identified by the number to be duly advised to the Settlor and the Auditors by the Trustee (the "RESERVE FUND ACCOUNT"). The Reserve Fund shall remain in said account for the purpose of covering the Expenses and Taxes, if any, related to the Constitution of the Financial Trust.

                                 SECTION ELEVEN
              APPLICATION OF FUNDS ON THE DATE OF SERVICES PAYMENT

On every Date of Services Payment, and provided that the Securities Issuance Date has occurred, the funds existing in the Collecting Trust Account shall be allocated as hereinbelow provided in the following order of priority and subordination:

First, to form and/or restore the Minimum Balance for Expenses in the Expenses Account up to the total annual amount of thirty thousand American Dollars (U$S 30,000.00) -as provided for in the Section Seventeen (a).

Second, to pay Dividends from the Senior Participating Certificates on each Dividend Payment Date, to which end the Trustee shall transfer to the accounts indicated by the Senior Holders the necessary funds, apportioned on the basis of their holdings, for the Dividend Payment of the Senior Participating Certificates pertaining to such Dividend Payment Date.

Third, to pay Distributions under the Senior Participating Certificates on each Distribution Payment Date of the Senior Participating Certificates, to which end the Trustee shall transfer to the accounts indicated by the

Senior Holder (apportioned on the basis of their holdings) all the funds existing in the Collecting Trust Account -after the payments set forth in the preceding two paragraphs have been fully satisfied- for the payment of the distribution pertaining to such Payment Date of the Senior Participating Certificates (said funds, the "DISTRIBUTION FUNDS OF SENIOR PARTICIPATING CERTIFICATES").

Fourth, once the Senior Participating Certificates have been fully settled, to pay Distributions under the Subordinated Participating Certificates on each Distribution Payment Date of the Subordinated Participating Certificates, to which end the Trustee shall transfer to the accounts indicated by the Subordinated Holders (apportioned on the basis of their holdings) all the funds existing in the Collecting Trust Account -after the payments set forth in the preceding three paragraphs have been fully satisfied- for the payment of the pertaining participation on such Distribution Payment Date of the Subordinated Participating Certificates (said funds, the "DISTRIBUTION FUNDS OF SUBORDINATED PARTICIPATING CERTIFICATES").

                                 SECTION TWELVE
                           COMPENSATION OF THE TRUSTEE

(a). For the services rendered hereunder, the Trustee shall have compensation of
(i) forty-five thousand Pesos ($45,000.00) plus the pertaining VAT as an arranger fee, payable by the Settlor within five (5) Business Days after the Signature Date, by means of a check made to the Trustee's order; and (ii) five hundred American Dollars (U$S 500,00) -or its equivalent in Pesos at the average exchange rate on each payment date- plus the pertaining VAT, as a monthly fee for its services as Trustee hereunder, payable by the Settlor within the first five (5) Business Days of each elapsed calendar month (as from the Signature Date until the termination date hereof).

(b). No fee, remuneration, payment or compensation shall be paid to the Registrar and Paying Agent for the services rendered hereunder.

                                SECTION THIRTEEN
                            SETTLOR'S PURCHASE OPTION

(a) The Settlor is hereby entitled to a total or partial purchase option (in the latter case, on a pro-rata basis among the Senior Holders) of the Senior Participating Certificates that may be exercised at any time during the term of duration of the Senior Participating Certificates (the "PURCHASE OPTION"). The price to be paid upon the exercise of the Purchase Option shall be an amount equivalent to the difference between (i) the Balance of the Original Principal of the Trust Property adjusted by the Reference Stability Ratio or the

Substitute Index as from the Signature Date until the date of the actual payment of the Purchase Option and (ii) the total amount of the Distribution payments of the Senior Participating Certificates made (or to be made before the payment of the Purchase Option price) pursuant to the Section Nine herein (excluding the paid Dividends) adjusted by the Reference Stability Ratio or the Substitute Index as from each payment date until the date of actual payment of the Purchase Option.

(b) The Purchase Option may be exercised as many times as the Settlor may deem fit and provided it is not in default of its obligations hereunder. The Settlor shall advise the Trustee of the exercise of the Purchase Option, the latter shall give written notice to the Senior Holders within two Business Days after receiving the Settlor's notice. The Settlor shall exercise the Purchase Option within thirty (30) days as from the date of the notice given to the Trustee, within such 30- (thirty) day period the scope and exercise date thereof shall be defined. Should the Purchase Option fail to be exercised within such thirty-
(30) day period, the same shall not be valid. The Purchase Option price shall be calculated by the Trustee and certified by the Auditors within two (2) Business Days after it has been requested by the Trustee, who shall promptly comply with such request after the Settlor has given notice of the scope and date of exercise of the Purchase Option. The Trustee and the Senior Holders agree to cooperate in performing all the acts that the Settlor may reasonably request to exercise the Purchase Option. The Settlor and the participating Senior Holders shall be exclusively liable to inform the Trustee, in his capacity of Trustee and of Registrar and Paying Agent, of any transfer made pursuant to the provisions hereunder so that the Securities subject to the redemption may be duly registered and paid; under no circumstances may such notice be given one
(1) Business Day before a payment date under the Securities.

                                SECTION FOURTEEN
                        OBLIGATORY REDEMPTION BY SETTLOR

(a) The Settlor hereby undertakes to redeem all the Senior Participating Certificates if the Holders thereof so request, if one or more third parties acting jointly become directly or indirectly entitled to elect a majority of the board members of the Settlor or of its successor (the "ACQUISITION EVENT"). The capitalization in the Settlor of their current credits by foreign financial entities that may have the above mentioned effect is excluded from this obligation. The Trustee shall, without any need of verification, consider that an Acquisition Event has occurred whenever two or more Holders holding at least 10% of the original nominal value of the Senior Participating Certificates give written notice thereof. (the "ACQUISITION EVENT NOTICE").

(b) Once an Acquisition Event Notice has been received, the Trustee shall promptly give due notice to all the Holders. Within the first twenty (20) days of each Dividend Period, any Senior Holder may duly ask the Settlor (with copy to the Auditors) to redeem the whole or part of its holdings of Senior Participating

Certificates (the "REDEMPTION REQUEST"), to be effective on the Interest Payment Date under the Secured Loans of the Dividend Period wherein the right set forth in this Section would have been exercised by said Senior Holder. The redemption price of the Senior Participating Certificates shall be fixed by said Senior Holder and certified by the Auditors pursuant to the provisions in the following paragraph. The redemption price shall be paid by the Settlor to said Senior Holder on the Date of Services Payment pertaining to the Dividend Period wherein the redemption right hereunder would have been exercised by said Senior Holder. The Trustee and said Senior Holder agree to cooperate in performing any act that may be necessary to redeem said Senior Participating Certificates. Should the Settlor fail to pay the redemption price of the Senior Participating Certificates within the term hereinabove set forth the Settlor shall be in breach of its obligations hereunder. The Redemption Request shall comply with the following requirements: (1) be in writing; (2) be signed by the Senior Holder; (3) mention the Senior Participating Certificates that the Settlor shall acquire (4) mention the payment date of the requested redemption; (5) mention the way of payment of the redemption price, which shall at all times be made before or at the same time as the actual redemption; and (6) contain the firm and irrevocable commitment to sell. The Settlor agrees to bear all the expenses and taxes that are or may be incurred by the Trustee and/or Financial Trust and/or the Senior Holders as a result of this operation. The Settlor agrees to cooperate in performing any reasonably act that may be necessary to accomplish the redemption of the Senior Participating Certificates.

(c) The price payable by the Settlor for the redemption of the Senior Participating Certificates to each Holder who has exercised this option shall be equivalent to the pro-rata holding of the Senior Participating Certificates of said Senior Holder with regard to the difference between (i) the Balance of the Original Principal of the Trust Property adjusted by the Reference Stability Ratio or the Substitute Index as from the Signature Date to the Interest Payment Date under the Secured Loans of the Dividend Period within which the right hereunder would have been exercised by said Senior Holder together with the amount of the accrued unpaid Dividends until the date on which the Settlor pays the Purchase Option price and (ii) the total amount of the Distribution payments of the Senior Participating Certificates paid as of the date on which the Settlor pays the redemption price adjusted by the Reference Stability Ratio or the Substitute Index as from each payment date until the Interest Payment Date under the Secured Loans of the Dividend Period within which the right under this Section has been exercised by said Senior Holder. The Settlor and the participating Senior Holders shall be exclusively liable to inform the Trustee, in his capacity of Trustee and of Registrar and Paying Agent, of any transfer made pursuant to the provisions hereunder so that the Securities subject to the redemption may be duly registered and paid; under no circumstances may such notice be given one (1) Business Day before a payment date under the Securities.

                                 SECTION FIFTEEN
                               MEETING OF HOLDERS

In making, giving, or receiving any claim, authorization or instruction, notice, consent, waiver, modification, correction or any other act in relation to this Contract, the following terms and conditions must be complied with:

(a) Call. The Trustee, spontaneously or upon request of the Holders representing at least 5% (five per cent) of the outstanding Securities may call a Meeting of Holders (the "MEETING"), at any time. Such Meetings of Holders shall be called in accordance with the provisions of section 237 of the Business Corporations Act.

(b) Representation. The Holders may be present in person at the Meetings, or duly represented by proxy having a certified signature by a financial entity, judicial authority or notary public.

(c) Notice of Attendance. The Holders who want to attend a meeting shall register before the Trustee not less than two (2) days before the date of the call, by means of written notice duly sent to the Trustee.

(d) Quorum. The Meeting of Holders will be validly held when the Holders representing the majority of the original face value of not canceled Securities are present thereat. If a quorum is not represented on first call, a new Meeting of Holders shall be convened to be held within thirty (30) days after the date fixed for the first meeting. The regular meeting on second call will be validly held, notwithstanding the number of Holders present thereat. At any special meeting as originally called, the attendance of Holders representing sixty per cent (60%) of the original face value of not canceled Securities will be required, while such percentage will reduce to thirty per cent (30%) of the original face value of Securities at the meeting at which adjournment is taken.

(e) Majorities. The decisions of the regular meeting shall be made by the affirmative vote of the absolute majority of the original face value represented thereat, while the decisions of the special meeting shall be made by the affirmative vote of two thirds (2/3) of the original face value of not canceled Securities represented thereat.

(f) Unanimity. The attendance and unanimous affirmative vote of the Holders representing a hundred per cent (100%) of the face value of Securities will be required in order to validly adopt a resolution at any Meeting of Holders called to deal with any of the following proposals: (i) modify the method, procedure, order of preference or maturity of any amount for Distributions or Payment of Dividends under the Securities, (ii) reduce or cancel the amount of Dividends or Distributions payable in relation to such

Securities, (iii) modify the payment currency of the Securities or any other right or term or condition agreed upon relating to the Securities under this Contract, (iv) make any modification contrary to the interests of the Senior Participating Certificates' Holders in relation to the Settlor's duty of redeeming the Senior Participating Certificates provided for in Section Fourteen, (v) dispose of the Trust Property composing of the Financial Trust constituted to pay back the Securities, unless otherwise provided for herein, and (vi) modify the provisions relating to the quorum required for any Meeting of Holders or the majority required to adopt a special resolution or a resolution related to the issues mentioned in (i), (ii), (iii), (iv) or (v) of this subsection (f).

(g) Subsidiary provisions. The provisions included in Act No 24,441, the Law of Negotiable Instruments and the Business Corporations Act will be applicable to all those aspects relating to the meetings which are not expressly stipulated in this section.

                                 SECTION SIXTEEN
                     OTHER RIGHTS AND DUTIES OF THE TRUSTEE

(a) The Trustee may not request loans on behalf of this Financial Trust.

(b) The Securities issued will not represent an indebtedness of the Trustee and will be exclusively payable with the Trust Property composing of the Financial Trust. Such instruments will be exclusively paid with the Trust Property pursuant to Section 16 of Act No 24,441.

(c) The Trustee will submit any information legally required having regard to the nature of the Trust Property related to the Financial Trust to the Government Authorities within the corresponding term.

(d) The Trustee will submit the following to all the Holders and Auditors: (i) a monthly management report (the "MONTHLY MANAGEMENT REPORT"), in which the Trustee shall describe the existing balances in each Trust Account, all transactions in such period, and all funds paid for Trust Taxes, Trust Expenses, Dividends and Distributions, and shall also informed in a separate account the status of compliance with the Equivalence Date; and (ii) an annual management report (the "ANNUAL MANAGEMENT REPORT"), reporting the same items above described, but on an annual basis. Such reports shall be submitted by the Trustee within four Business Days after they have been completed, but not more than thirty (30) Business Days after the end of the corresponding calendar month in the case of the Monthly Management Reports, or forty five (45) Business Days after the end of each annual fiscal year in the case of the Annual Management Reports. Notwithstanding the foregoing, the Trustee shall render accounts to the Holders according to the terms and conditions of Act No 24,441.

(e) The Trustee will keep an accounting system in accordance with the professional accounting standards of Argentina. The Trustee will identify its books and records corresponding to the Trust Property to show the Financial Trust as a segregate unit from the rest of its accounting records.

(f) The Trustee, in the interest of the Holders, shall take at any time all reasonable steps that, to the best of its knowledge and belief, and acting with due diligence (pursuant to Act No 24,441), deems necessary or convenient for the protection and enforceability of their rights under this Contract.

(g) Additionally, the Trustee binds himself to:

     (i) Furnish the BCRA with the monthly reports "Debtors of the Financial System" and "Statement of Condition of Debtors" or those reports which replace them in the future, relating to the involved Trust Property. To that effect, the Trustee shall accept the application of Communique A3360 and related ones of the BCRA, adjusted to the payment procedure established by the Superintendence of Financial and Exchange Institutions of the BCRA, and any other information required by the latter within the corresponding term;

     (ii) Make the necessary documentation available for the Superintendence of Financial and Exchange Institutions of the BCRA at any time, in order that such Superintendence may verify the level of compliance with the regulations of the BCRA in relation to the classification and allowances, if applicable, of the Trust Property.

                                SECTION SEVENTEEN
                               EXPENSES AND TAXES

(a) The Expenses of the Financial Trust, excluding the Taxes of the Financial Trust, shall be primarily borne with the Minimum Balance of Expenses, deposited in the Expenses Account, or otherwise, with the funds resulting from the Trust Assets up to the maximum amount of United States dollars thirty thousand (U$S 30,000.00) annually (the "PROJECTED AMOUNT OF EXPENSES"). If such amount is exceeded, the Trustee will request in writing the contribution of the necessary funds from the Settlor to that effect within seven (7) Business Days after the written request of the Trustee has been received or the shorter term imposed by the circumstances (including, but not limited to, a notice for a shorter term from a Government Authority or the existence of maturity dates of shorter term). If such term elapses and the Settlor has not contributed the corresponding funds, the Trustee may directly debit the Expenses of the Financial Trust from the Trust Accounts, including those funds originated in the Trust Property. Each non-regular expense requested from and paid by the Settlor shall be reasonably documented in writing and accounted for to the Settlor on a monthly basis.

(b) The Taxes of the Financial Trust shall be directly borne by the Settlor. The Settlor shall contribute such funds within the term provided form in item (a) above and according to the assessments made by the Auditors, copies of which shall be given to the Trustee. In emergency cases, to the sole and exclusive discretion of the Trustee, the Trustee will be entitled to debit the necessary amounts to pay the Taxes levied on the Trust Property to comply with the corresponding payment date, notwithstanding the Settlor's duty of bearing payment of such amounts.

(c) The Expenses and Taxes related to the Constitution of the Financial Trust shall be borne by the Settlor. To that effect, the parties set up a Reserve Fund, deposited in the Reserve Fund Account. Such Reserve Fund will be used by the Trustee to pay the Expenses and Taxes related to the Constitution of the Financial Trust, directly applying the sums deposited in the Reserve Fund Account to the payment thereof.

                                SECTION EIGHTEEN
                  AUDITORS. TAXES. CLOSING DATE OF FISCAL YEAR.

(a) The parties appoint PriceWaterhouse Coopers as auditors of the Financial Trust (the "AUDITORS"). The Auditors will provide any or all of the following services: (i) audit the estimation of owed taxes and the affidavit and withholding of taxes of the Financial Trust, (ii) (a) audit the quarterly accounting related to the Trust Property, (b) determine the accounting value of the Securities and prepare any required report thereon, (c) audit the estimation of the determination or not of the Equivalence Date, (d) audit the accounts and books of the Financial Trust and the Monthly Management Reports (if thus required by the Holders representing a percentage not less than ten percent (10%) of the principal of the Certificates) and Annual Management Reports, and
(e) provide any other service related to the Financial Trust reasonably required by the Trustee.

(b) Regarding all Taxes on this Financial Trust and the activity of the Trustee as such, the Trustee shall follow the assessment made by the Auditors mentioned in the above paragraph and shall not participate in any way whatsoever in the interpretation of laws, decrees, rules, regulations and other applicable provisions, as well as the criteria to adopt for the assessment of such taxes and the compliance with all other substantial and formal duties. To that effect, the above-mentioned Auditors shall inform the Trustee, in clearly assertive terms, of the procedure, time and place of compliance with all the duties related to the taxes mentioned in this Section.

(c) The closing date of the Financial Trust annual fiscal year is fixed on December 31 of each year.

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

(d) The Parties expressly stipulate that the Auditors may not be dismissed nor changed without prior written approval by the Settlor.

                                SECTION NINETEEN
                               ALLOWED INVESTMENTS

The Trustee, on behalf of the Financial Trust and in the interest of the Holders, may put the funds deposited in the Collecting Trust Account into saving accounts or term deposits at financial entities (including the financial entity to which the Trustee belongs), cash, foreign currency, loans in guarantee transactions and exchange swaps, government bonds issued by the National State or the BCRA and shares of mutual funds. In all the above cases, the maturity dates shall be consistent with the payments to be made under the Securities according to this Contract. Whenever placements are made in different financial entities other than the financial entity to which the Trustee belongs, or transactions guaranteed by private securities, the respective entities or securities shall meet the qualification requirements for investment of Retirement and Pension Funds pursuant to the provisions of Act No 24,241 an other applicable laws and regulations. The deposits made in the Trustee shall be paid back plus interest at a rate not less than the average between the rates paid by the Trustee to the rest of the customers for the same type of investments.

                                 SECTION TWENTY
                            INDEMNITY OF THE TRUSTEE

(a) The Settlor and the Holders waive the right to claim any indemnity and/or compensation to the Trustee as a result of any damage and/or claim relating to the exercise by the latter, unless fraud or negligence by the Trustee determined as such by a final judicial judgment pronounced by a competent court, of its rights, functions and tasks in accordance with this Contract, and/or the acts, procedures and/or operations included in and/or related to this Contract. The Settlor and the Holders further state that they are aware of the possibility that the National State may refinance and/or make debt reductions and and/or other modifications to the Secured Loans, and that the National State has repeatedly not complied with the payment of its financial obligations in time and form, all of which may result (in the short or long term) in the lack of compliance by the National State with its payment obligations under the Secured Loans, including, but not limited to, a restatement of its currency, debt reductions, reduction of applicable interest rates, extensions of time for paying debts, restructuring of its payment obligations in any way whatsoever and in the course of time (of interest, principal and/or other items), either this occurs by mutual agreement, in a unilateral way or a combination of both. This waiver is an essential condition for the Trustee to hire, and shall be deemed as an integral part of the terms and conditions of the

Securities; therefore, the Holders just for the underwriting, and/or their successors and assigns for the subsequent acquisition, will be subject to the terms of this waiver just for the underwriting or acquisition, as the case may be.

(b) The Trustee, its officers, directors, employees, and/or agents (any of such individuals, an "INDEMNITEE") will be indemnified and hold harmless by the Settlor, in an unconditional, total and irrevocable way, in relation to any claim and/or damage (including commissions, fees and reasonable legal advising expenses) that such Indemnitee may experience as a result of (i) the compliance by such Indemnitee of its rights, tasks, functions and/or the acts and/or transactions included in and/or related to this Contract, (ii) the lack of delivery, in an appropriate and timely way, of the information that the Settlor and/or the Auditors shall submit to such Indemnitee in accordance to this Contract, (iii) the existence of any mistake, omission or misrepresentation in the information delivered by the Settlor and/or the Auditors to the Indemnitee according to these presents, and/or (iv) any claim for principal, compensatory interest, penalty interest, fines and/or any other penalty established by any governmental authority during the term of lapsing of a legal right applicable in relation to the assessment or collection of any of the Taxes on the Financial Trust, in any of the cases of items (i), (ii), (iii) or (iv) mentioned above, unless fraud or negligence of such Indemnitee determined as such by a final judicial judgment pronounced by a competent court. To that effect, the Trustee, spontaneously or in the name of the involved Indemnitee, will be able to collect the corresponding sums from the Trust Property, including the funds deposited in the Trust Accounts. The duties of the Settlor under this Section will remain in force until the lapsing of the legal right to sue the Indemnitee.

(c) The Trustee, spontaneously or in the name of the involved Indemnitee, shall immediately notify the Settlor, of any responsibility, damage and/or claim, present or potential, in accordance with this Section, and shall furnish the Settlor, as soon as possible, with all the information and a certified copy of all the documentation in the hands of the Trustee in relation to the event provided for in this Section which might have entitled the involved Indemnitee to be indemnified by the Settlor pursuant to this Section, and the cooperation that the Settlor may reasonably request from the Trustee.

                               SECTION TWENTY-ONE
                     RESIGNATION AND REMOVAL OF THE TRUSTEE

(a) The Trustee may, at any time, by means of written notice to the Settlor served within thirty (30) days, resign and be released from the duties and responsibilities provided for in this Contract. Such resignation will become effective after (i) the appointment by mutual agreement between the Parties of a substitute financial trustee replacing the Trustee (the "SUBSTITUTE TRUSTEE"),
(ii) the acceptance of such appointment by the Substitute Trustee, and (iii) the transfer of all the Trust Property in the name of the Substitute Trustee. The Trustee shall pay any reasonable expense and cost related to the resignation of the Trustee and the appointment of a Substitute Trustee, including the expenses and taxes incurred to register the transfer of the

Secured Loans already registered in the name of the Trustee in any and all the corresponding registries, unless the resignation is the result of the non-compliance of Banco de Galicia with its obligations under this Contract. In such case, the costs shall be borne by the Settlor.

(b) The Trustee may be removed by the Holders of the Securities at any time, for non-compliance with its main duties under this Contract. Such removal will become effective after the appointment of a Substitute Trustee, the acceptance of such appointment by the Substitute Trustee and the transfer of all the Trust Property in the name of the Substitute Trustee. The Trustee shall pay any reasonable expense and cost related to the removal of the Trustee and the appointment of a Substitute Trustee, as well as the expenses and taxes incurred to register the transfer of the Secured Loans in any and all the corresponding registries.

(c) If a Substitute Trustee is not appointed within sixty (60) days counted as from the date of resignation or removal of the Trustee, the Trustee or any Holder may request the appointment of a Substitute Trustee from any competent court until the Holders appoint another Substitute Trustee. Any Substitute Trustee appointed in such a way by a court will be immediately replaced as soon as the Holders appoint a Substitute Trustee.

(d) Any Substitute Trustee appointed in accordance with this Contract will have all the rights, powers and duties of the Trustee under these presents, and as from its acceptance, the Substitute Trustee will be treated in the same way, with the same scope and consequences, than the Trustee.

(e) Any presentation for the registration of the instrument whereby a Substitute Trustee is appointed or by virtue of which the Trust Property is transferred to the Substitute Trustee, if necessary, will be made by the Settlor. The resignation of the Trustee and the instrument/s whereby the Trustee is dismissed, along with the other relevant instruments and documents, if necessary, will be immediately registered, recorded and submitted by the Settlor before the corresponding supervisory authority and all the authorities before which this Contract must be registered, recorded or submitted.

(f) Any substitute Trustee under this Contract shall meet all necessary conditions to act as financial trustee of financial trusts pursuant to the provisions of the Argentine laws.

(g) Any entity by which the Trustee is absorbed, any entity resulting from the merger of the Trustee and another entity or any entity which becomes the successor of the activities of the Trustee as financial trustee, will be the successor of the Trustee, and the granting or presentation of any document will not be necessary nor the performance of any additional act, provided that such entity is qualified to act as financial trustee of financial trusts under the Act No 24,441.

                               SECTION TWENTY-TWO
                           PUBLIC OFFERING AND LISTING

All the parties hereto, including the Trustee, BAPRO and the Holders, irrevocably grant in favor of the Settlor the right to choose for obtaining, at any time, the authorization for the public offering and listing of the Securities issued by this Financial Trust, as well as the debt securities, participating certificates, negotiable instruments or any other securities replacing, in whole or in part, the Securities issued under this Contract, provided that the treatment granted to such securities by the BCRA is the same or has the same effects of the Participating Certificates to be issued hereunder. To that effect, the parties hereto, including the Trustee, BAPRO and the Holders, bind themselves to give all the cooperation reasonably required by the Settlor, signing all the documents reasonably required by the Settlor that may be necessary to submit to the authorities or the stock exchange. The Settlor will be responsible for payment of expenses necessary for obtaining authorization for the public offering and listing. It is expressly stipulated that the Settlor will be exclusively responsible for the information to be included in the prospect used for such public offering, and said circumstance will be informed in the prospect. No Holder will be obliged to accept any bond issued to replace the Securities nor to sell or offer to sell the Securities or those issued to replace such Securities, which the Holder had accepted.

                              SECTION TWENTY-THREE
                           TERMINATION AND LIQUIDATION

(a) This Financial Trust shall terminate:

     (i) If the legal term of thirty (30) years from its constitution expires;

     (ii) Upon termination of the Financial Trust equity;

     (iii) Upon occurrence of an Event of Advance Settlement and after it has been thus determined in writing, by means of notice to the Trustee, by the Senior Participating Certificates' Holders representing a Majority Interest.

(b) In the event of termination of the Financial Trust pursuant to paragraph
(a), except the case mentioned in subsection l (a) (ii) of this Section, the remaining Trust Property, if any, will be liquidated, by means of the assignment of the Trust Property in accordance with the following methods, at the discretion of the Senior Participating Certificates' Holders:

     (i) Through direct negotiation with the interested parties, for the amount resulting from discounting the amount of Secured Loans at a discount rate applicable to the Securities; or

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

     (ii) Through an auction or private bidding, to the highest bidder.

(c) The funds obtained from such assignments will be transferred to the Senior Participating Certificates' Holders (proportionally to their holdings) as payment of any due and payable Dividend, and the balance, as Distributions up to the full payment of their holdings and, if there is a surplus, to the Holders of the Subordinated Participating Certificates.

                               SECTION TWENTY-FOUR
                                OTHER PROVISIONS

(a) SEVERABILITY. It is established that each Section and provision hereof be deemed as independent and separable, and if any competent court sustains that any Section or provision is unenforceable, such provision will be automatically amended and interpreted as to be valid, effective and enforceable up to the maximum extent allowed by law. However, if any amendment cannot be made, such provision will be deemed as excluded from this Contract, and the other Sections and provisions will remain in full force and effect.

(b) COPIES. This Contract may be executed in three or more counterparts, each of which will be an original hereof and all of which together shall constitute one and the same instrument.

                               SECTION TWENTY-FIVE
              APPLICABLE LAW, JURISDICTION, DOMICILES AND NOTICES.

(a) The Senior Participating Certificates and the Subordinated Participating Certificates as well as the rights and duties of the holders thereof, are governed by the applicable laws of the Republic of Argentina.

(b) Regarding any legal action or proceeding arising from or related to the Senior Participating Certificates and the Subordinated Participating Certificates, the Trustee and the Holders irrevocably submit themselves to the jurisdiction of the original courts of the City of Buenos Aires, Capital of the Republic of Argentina.

(c) Notices and communications to the Holders and between the Parties hereto shall be made, in the case of the Holders, to the addresses registered at the Securities Record, and in the case of the Settlor and the Trustee, to the addresses stated in the caption of this deed. The Holders, the Settlor and the Trustee establish domicile by choice to all legal effects hereof at the above-mentioned addresses. The notices shall be deemed as valid if made in writing, either by handwritten note, certified mail, registered letter or telegram.

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IN WITNESS WHEREOF, TWO COUNTERPARTS OF THE SAME TENOR AND TO ONLY ONE EFFECT
ARE SIGNED, IN THE CITY OF BUENOS AIRES, ON THIS 16TH DAY OF APRIL OF 2002.

_____________________________

BANCO PROVINCIA DE BUENOS AIRES
PRINT NAME:______________________________
TITLE:___________________________________

_____________________________

BANCO GALICIA Y BUENOS AIRES S.A.
PRINT NAME:______________________________
TITLE:___________________________________

_____________________________

BAPRO MANDATOS Y NEGOCIOS S.A.
PRINT NAME:______________________________
TITLE:___________________________________

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